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                                                           Exhibit 23(a)







                       CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Selected
Financial Information" and "Experts" in the Amendment No. 1 to Registration Statement (Form S-3, No. 33-61693) and related Prospectus of Union Tank Car Company for the registration of Pass Through Certificates Series 1995-A, and to the incorporation by reference therein of our report dated March 8, 1995, with respect to the consolidated financial statements of Union Tank Car Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                    ERNST & YOUNG LLP


Chicago, Illinois
September 7, 1995